EXHIBIT 25

			  EMPIRE STATE BUILDING ASSOCIATES

				   FILE NO. 0-827

				  POWER OF ATTORNEY



		   We, the undersigned general partners of Empire State

	 Building Associates ("Associates"), hereby severally constitute

	 and appoint Stanley Katzman and Richard A. Shapiro and each of

	 them, individually, our true and lawful attorneys with full power

	 to them and each of them to sign for us, and in our names and in

	 the capacities indicated below on behalf of Associates, any and

	 all reports or other statements required to be filed with the

	 Securities and Exchange Commission under Section 13 or 15(d) of

	 the Securities Exchange Act of 1934.

	      Signature              Title                    Date



	 /s/Stanley Katzman
	    Stanley Katzman       General Partner        August 6, 1996


	 /s/John L. Loehr
	    John L. Loehr         General Partner        August 6, 1996


	 /s/Peter L. Malkin
	    Peter L. Malkin       General Partner        August 6, 1996






	 STATE OF NEW YORK   )
			     : ss.:
	 COUNTY OF NEW YORK  )


		   On the 6th day of August, 1996 before me personally came

	 STANLEY KATZMAN, JOHN L. LOEHR, and PETER L. MALKIN, to me known

	 to be the individuals described in and who executed the foregoing

	 instrument, and acknowledged that they executed the same.



				  /s/Notary Public
				     NOTARY PUBLIC